Exhibit 99.2

O-I Third Quarter 2015 Earnings Presentation October 28, 2015

Safe harbor comments Regulation G The information presented here regarding adjusted net earnings and adjusted EPS relates to net earnings from continuing operations attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). In addition, the information presented here regarding EBITDA is not a defined term under GAAP. Non-GAAP measures should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Further, the information presented here regarding free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by continuing operating activities less capital spending (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This document contains "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words "believe," "expect," "anticipate," "will," "could," "would," "should," "may," "plan," "estimate," "intend," "predict," "potential," "continue," and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the Company's ability to integrate the Vitro Business in a timely and cost effective manner, to maintain on existing terms the permits, licenses and other approvals required for the Vitro Business to operate as currently operated, and to realize the expected synergies from the Vitro Acquisition, (2) risks related to the impact of integration of the Vitro Acquisition on earnings and cash flow, (3) risks associated with the significant transaction costs and additional indebtedness that the Company expects to incur in financing the Vitro Acquisition, (4) the Company's ability to realize expected growth opportunities and cost savings from the Vitro Acquisition, (5) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian real, Mexican peso, Colombian peso and Australian dollar, (6) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (7) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (8) consumer preferences for alternative forms of packaging, (9) cost and availability of raw materials, labor, energy and transportation, (10) the Company's ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (11) consolidation among competitors and customers, (12) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (13) unanticipated expenditures with respect to environmental, safety and health laws, (14) the Company's ability to further develop its sales, marketing and product development capabilities, and (15) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company's operations, floods and other natural disasters, events related to asbestos-related claims, and the other risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed Quarterly Report on Form 10-Q. It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only. 2

Adjusted EPS of $0.57 compared to ~$0.55 guidance Below 3Q14 in constant currency due to tax timing issues related to the acquisition Shipments up 4%; flat excluding acquisition Segment profit declined $9M in constant currency Stronger U.S. dollar reduced results by $40M Favorable corporate items offset lower segment operating profit in constant currency Progress on strategic initiatives Completed $2.15B acquisition of Vitro food & beverage Strong September results Successfully integrating acquired business Andres Lopez named CEO effective Jan. 1, 2016 Third quarter 2015 summary Earnings in line with guidance; progress on strategic initiatives 3Q14 1 Prior year translated at 2015 exchange rates. See appendix for a reconciliation to adjusted earnings and constant currency for EPS. 1 $0.75 $0.60 $0.57 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 As Reported Constant Currency 3Q15 Adjusted EPS

Europe 1 Prior year translated at 3Q15 exchange rates 3Q14 Underlying operating performance in line with expectations Industry and macro environment Weaker Euro impacts translation to USD Same price environment as in 2Q Stable industry demand 3Q review Shipments up 2%, due to beer Carryover price pressure Planned engineering projects Legislative delays prevent recognition of ~$8M energy credit Focus areas Complete asset optimization program Improve productivity at select plants 1 $104 $87 $68 $0 $20 $40 $60 $80 $100 $120 As Reported Constant Currency 3Q15 Segment Operating Profit $ Millions

North America 1 Prior year translated at 3Q15 exchange rates 3Q14 Stage set for high single digit gain in 2015 operating profit Industry and macro environment Continuing sales volume shift to craft beer, wine, spirits, premium food and non-alcoholic beverages Modest declines in megabeer demand Well-balanced supply and demand 3Q review Shipments down 1 percent, excluding acquisition Improved supply chain Higher level of planned engineering activities Carryover price pressure Focus areas Integrate acquired distribution business Implement flexibility for growing segments The North America segment includes the acquired distribution business in the U.S . $66 $65 $61 $0 $10 $20 $30 $40 $50 $60 $70 As Reported Constant Currency 3Q15 Segment Operating Profit $ Millions 1

Latin America 1 Prior year translated at 3Q15 exchange rates 3Q14 Solid performance in light of challenging market conditions Industry and macro environment Weaker currencies impact translation Ongoing macro challenges in Brazil 3Q review Legacy business in line with expectations Brazil shipments declined, while domestic demand in rest of region increased Shipments up in all categories except beer Acquisition contributes >$10M of segment profit Focus areas Integrate acquired Mexico and Bolivia business Support customers with new product development The segment, re-named Latin America, includes the acquired business in Mexico and Bolivia. $61 $42 $51 $0 $10 $20 $30 $40 $50 $60 $70 As Reported Constant Currency 3Q15 Segment Operating Profit $ Millions 1

Asia Pacific 1 Prior year translated at 3Q15 exchange rates 3Q14 Improving operational performance more than offsets FX headwinds Industry and macro environment Weaker currencies impact translation and improve competitive positioning Australian wine exports improving In beer, consumer preference for imports and craft 3Q review Strong bottom line outweighs currency impact Benefits from footprint activities in prior year Higher production volume Shipments flat to prior year Focus areas On-board additional contracted business Support wine export growth $17 $14 $19 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 $20 As Reported Constant Currency 3Q15 Segment Operating Profit $ Millions 1

3Q15 Adjusted EPS bridge

Delta to PY driven by currency, interest expense and tax rate

O-I: GLASS IS LIFE

Adjusted Earnings Per Share	
3Q14 Adjusted EPS	$0.75
Currency	(0.15)
3Q14 at constant currency[1]	0.60
Segment operating profit	(0.04)
Retained corporate costs	0.04
Net interest expense	(0.02)
Effective tax rate	(0.02)
Noncontrolling interests	(0.01)
Share count reduction	0.02
Total reconciling items	(0.03)
3Q15 Adjusted EPS	$0.57

- ~85% of the decline due to currency
- Lower segment operating profit
- Corporate benefited from:
  - Lower pension expense
  - Reduced management incentive accruals
  - Favorable currency hedges
- Acquisition impacts interest expense and tax rate
  - Higher borrowings
  - Temporary limited deductibility
- Full year tax rate ~25-27%

[1] Prior year translated at 3Q15 exchange rates. See appendix for a reconciliation to adjusted earnings and constant currency for EPS.

8

Guidance update

Full year adjusted EPS of ~$2.00 and FCF of ~$200 million

On a constant currency basis[1] (Europe through Corporate and Other Costs)

4Q14 Adjusted EPS	**$0.46**	
Currency Impact	($0.15)	Assumptions:[1] EUR = 1.13; BRL = 4.06; COP = 3,109; AUD = 0.70; MXN = 17.0
4Q14 Adjusted EPS – Constant Currency	**$0.31**	
Europe	▼	▪ Carryover pricing pressure; higher production volume
North America	▲	▪ Strong gains from production volume and cost improvement
Latin America	▲	▪ O-I Mexico results; lower production volume in Brazil
Asia Pacific	▲	▪ Sales and production volume gains
Segment Operating Profit	▲	
Corporate and Other Costs	▼	▪ Corporate flat as pension benefits lap prior year ▪ Acquisition increases interest expense and tax rate
4Q15 Adjusted EPS	**~$0.40**	

2015 Free Cash Flow of ~$200 million

- Similar level of FCF generated as in 2014 in local currency terms
- Downward pressure: FX, acquisition-related outflows; energy credit removed

9

[1] Prior year translated at September 30, 2015, exchange rates

Capital structure review Deleveraging a key priority 10 Debt for acquisition $2.25B of long-term borrowings ~4.2% blended interest rate Managing debt structure Repaid remaining $300M of 7.375% senior notes due in 2016 Capital allocation priorities Share repurchase of $100M in 2015 Focus on deleveraging Target ~3 times net debt to EBITDA by 2018 3.5 5.9 $0 $1 $2 $3 $4 $5 $6 $7 9/30/2014 9/30/2015 Total Debt $ Billions

Acquired Vitro food & beverage Shifting focus to value capture 11 Solid financial results for September 2015 Business stability maintained during transition Integration progressing well Clear value-added transaction Expected EPS accretion of ~$0.30 in 2016 and ~$0.50 in 2018 Expected FCF contribution of more than $100 million by 2018 Temporary closing-related costs weigh on 2H15 EPS: Reduced tax deductibility of interest until legal entities registered FCF: Transaction costs, capex for new furnace in Monterrey and tax items

A look ahead Already addressing opportunities to create shareholder value 12 Identifying clear value-generating opportunities Stabilize revenue and end-to-end supply chain Elevate and sustain performance Capture value in O-I Mexico and in JV with CBI Building a performance-focused culture Align and strengthen senior leadership team Integrate and collaborate across geographies and functions Capitalize on vast in-house capabilities and develop/hire to fill capability gaps

Appendix 13

Price, volume and currency impact on reportable segment sales 14 1 Reportable segment sales exclude the Company’s global equipment business $ Millions Europe North America Latin America Asia Pacific Total1 3Q14 Segment Sales $709 $517 $313 $197 $1,736 Currency (102) (7) (95) (39) (243) 3Q14 at constant currency 607 510 218 158 1,493 Price (8) (7) 20 1 6 Volume 6 (2) (15) 3 (8) Acquisition - 19 42 - 61 Total reconciling (2) 10 47 4 59 3Q15 Segment Sales $605 $520 $265 $162 $1,552

Reconciliation to adjusted earnings and constant currency 15 (1) Currency effect on earnings determined by using month-end foreign currency exchange rates in the three and nine month periods ended September 30, 2015, to translate the local currency results for the same periods in 2014. The reconciliation below describes the items that management considers not representative of ongoing operations. (Dollars in millions, except per share amounts) 2015 2014 2015 2014 18 $ 61 $ 131 $ 297 $ Items impacting equity earnings 5 5 5 Restructuring, asset impairment and other charges 41 71 64 71 Strategic transaction costs 13 19 Restructuring, asset impairment and related charges 8 8 Acquisition-related fair value inventory adjustments 10 10 Charges for note repurchase premiums and write-off of finance fees 14 42 Items impacting income tax: Net benefit for income tax on items above (4) (20) (10) (20) Items impacting net earnings (loss) attributable to noncontrolling interests: Net impact of noncontrolling interests on items above (1) (1) Total adjusting items 74 63 130 63 Adjusted earnings 92 $ 124 $ 261 $ 360 $ Currency effect on earnings (2014 only) (1) (24) $ (68) $ Earnings on a constant currency basis (2014 only) 100 $ 292 $ 161,612 166,138 162,264 166,187 Earnings per share from continuing operations (diluted) 0.11 $ 0.37 $ 0.81 $ 1.79 $ Adjusted earnings per share 0.57 $ 0.75 $ 1.60 $ 2.17 $ Adjusted earnings per share on a constant currency basis 0.60 $ 1.75 $ Three months ended Sept 30 Earnings from continuing operations attributable to the Company Nine months ended Sept 30 Items impacting other expense, net: Items impacting interest expense: Diluted average shares (thousands) Items impacting cost of goods sold:

Reconciliation of segment operating profit 16 Note: Reportable segment data excludes the Company’s global equipment business 1 Prior year translated at 3Q15 exchange rates $ Millions 3Q14 Segment Operating Profit $248 Currency (40) 3Q14 at constant currency1 208 Price 6 Sales volume (3) Operating costs (26) Acquisition 14 Total reconciling (9) 3Q15 Segment Operating Profit $199

Estimated impact from currency rate changes 17 Translation impact on EPS from a 10% change compared with the U.S. dollar EU (primarily Euro): ~$0.10 LA (primarily Brazilian Real and Colombian Peso): ~$0.09 AP (primarily Australian Dollar and New Zealand Dollar): ~$0.05